Exhibit 99.1
1601 West LBJ Freeway
Dallas, Texas 75234-6034
Celanese and SABIC Announce Polyacetal Expansion in Middle East
Construction of 50,000 Ton Facility in the Region to Support Future Growth of Polyacetal Industry;
Advantaged Raw Material Position to Support Ibn Sina Joint Venture and POM Production
DALLAS, April 1, 2010 — Celanese Corporation (NYSE:CE), a leading, global chemical company, and Saudi Basic Industries Corporation (SABIC) today announced their National Methanol Co. (Ibn Sina) joint venture will construct a 50,000 ton polyacetal (POM) production facility in Saudi Arabia. The investment supports accelerated future growth plans for Celanese’s Advanced Engineered Materials segment, specifically its Ticona Engineering Polymers business, as it delivers innovative solutions for POM customers; and SABIC, in support of its regional business development. Engineering and construction of the facility is expected to begin later this year.
Construction of the facility is part of an extension of the Ibn Sina joint venture, which will now run through 2032. Ibn Sina produces methanol, a key feedstock for POM production, as well as methyl tertiary-butyl ether (MTBE). Through Ibn Sina, Celanese strengthens its raw material and energy positions.
Celanese, SABIC and Duke Energy Corporation entered into the Ibn Sina joint venture in 1981. Celanese and an affiliate of Duke Energy each hold a 25 percent interest in the venture, with the remaining 50 percent held by SABIC. Upon successful startup of the POM facility, Celanese’s economic interest in Ibn Sina will increase from 25 percent to a total of 32.5 percent, providing further financial benefits for Celanese. SABIC’s economic interest will remain unchanged. Over the past three years, Celanese has received approximately $238 million in dividends from the venture.
Total invested capital in the project is expected to be approximately $400 million.
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About Celanese
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totaled $5.1 billion in 2009, with approximately 73% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies. Based in Dallas, Texas, the company employs approximately 7,400 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.

Forward-Looking Statements
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Contacts:

Investor Relations	Media Relations
Mark Oberle	Travis Jacobsen
Phone: +1 972 443 4464	Phone: +1 972 443 3750
Telefax: +1 972 443 8519	Telefax: +1 972 443 8519
Mark.Oberle@celanese.com	William.Jacobsen@celanese.com